Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 2009, in the Registration Statement (Form S-1/A [Amendment No. 3] No. 333-158951) and related Prospectus of Live Current Media Inc., for the registration of 3,254,682 shares of its common stock.

Vancouver, Canada	/s/ Ernst & Young LLP
April 22, 2010